Exhibit 107

CALCULATION OF FILING FEE TABLE

424H
(Form Type)

VERIZON ABS II LLC
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Series 2025-9, Asset-Backed Notes	Other	$2,000,000,000	100%	$2,000,000,000	.00013810	$276,200.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$2,000,000,000		$276,200.00
	Total Fees Previously Paid
	Total Fee Offsets							$168,410.01
	Net Fees Due							$107,789.99
(1) Estimated solely for purposes of calculating registration fee.
(2) Pursuant to rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Verizon ABS II LLC	424H	333-278415	June 11, 2025		$70,124.40	Asset-Backed Notes	Series 2025-5, Asset-Backed Notes	$507,779,905.84	$507,779,905.84
Fee Offset Sources	Verizon ABS II LLC	424H	333-278415		June 11, 2025						$70,124.40
Fee Offset Claims	Verizon ABS II LLC	424H	333-278415	September 3, 2025		$98,285.61	Asset-Backed Notes	Series 2025-7, Asset-Backed Notes	$711,698,841.41	$711,698,841.41
Fee Offset Sources	Verizon ABS II LLC	424H	333-278415		September 3, 2025						$98,285.61

(3)
Verizon ABS II LLC has completed the offering related to the “Unsold Securities Associated with Fee Offset Claimed” in the amounts set forth in the table above, for which filing fees of $70,124.40 and $98,285.61 were previously paid on June 11, 2025 and September 3, 2025, respectively.